UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2005

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On February 21, 2005, Integral Systems, Inc. (the “Company”) issued 230,349 shares of the Company’s common stock and on January 11, 2005 the Company paid approximately $4.2 million in cash to the former shareholders of Real Time Logic, Inc. (“RT Logic”) as contingent purchase price in connection with the Company’s acquisition of all of the issued and outstanding stock of RT Logic. This contingent purchase price was based on RT Logic’s operating results for the fiscal year ended September 30, 2004 and paid pursuant to the Agreement and Plan of Reorganization dated October 1, 2002 among the Company, RT Logic and the other parties thereto

The 230,349 shares of the Company’s common stock issued to the former shareholders of RT Logic were not registered under the Securities Act of 1933, as amended (the “Securities Act”), as the issuance was exempt from registration pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as a transaction not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Steven R. Chamberlain
Steven R. Chamberlain
Chairman and Chief Executive Officer

Date: February 22, 2005